Exhibit 99.1

2.3  Election.  At any meeting of stockholders where an election is held for the board of directors, each director shall be elected by the vote of the majority of the votes of the shares present in person or represented by proxy at the meeting and actually cast  with respect to the director; provided, however, that if the board of directors determines that the election is contested, then directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and  entitled to vote on the election of directors. For the purposes of this Section 2.3., a “majority of the votes of the shares present in person or represented by proxy at the meeting and actually cast” shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes actually cast with respect to that director’s election.  Votes actually cast shall include votes where the authority to cast a vote for the director’s election is explicitly withheld and exclude abstentions with respect to that director’s election. An incumbent director who fails to achieve such a majority vote shall tender his or her resignation to the board of directors.  The board of directors shall decide whether to accept such resignation and shall publicly state such decision, along with the reasons for such decision, within 90 days of such tender.